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                                   EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" in Post-Effective Amendment No. 15 to the Registration Statement (Form S-1 No.33-4711) And related Prospectus pertaining to The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan (the "Plan") dated May 1, 2001, and to the use in such Registration Statement and related Prospectus of our report dated March 16, 2001, included therein with respect to the financial statements of the Plan, and to the incorporation by reference therein of our report dated February 2, 2001, with respect to the consolidated financial statements and schedules of Lincoln National Corporation, incorporated by reference, included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 25, 2001